SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

July 31, 2004 (Date of earliest event reported)

Commission File Number 000-19627

BIOLASE TECHNOLOGY, INC.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	000-19627	87-0442441
(State or Other Jurisdiction of Incorporation or Organization)	(Commission file number)	(I.R.S. Employer Identification No.)

981 Calle Amanecer

San Clemente, California 92673

(Address of Principal Executive Offices, Including Zip Code)

(949) 361-1200

(Registrant’s Telephone Number, Including Area Code)

Item 5.	Other Events and Regulation FD Disclosure.

Admiral William A. Owens resigned as a member of the Board of Directors of BIOLASE Technology, Inc. (“BIOLASE”), effective July 31, 2004. As previously disclosed in BIOLASE’s Proxy Statement for its 2004 Annual Stockholders Meeting, Admiral Owens was willing to stand for re-election and agreed to serve as a member of the Board of Directors on an interim basis. Admiral Owens was re-elected to the Board of Directors by the stockholders on May 26, 2004. Admiral Owens was recently appointed Chief Executive Officer of Nortel, Inc. and is now focusing his attention on this important new position. Admiral Owens has indicated his intention to resign from all external boards, including BIOLASE’s Board, due to his new responsibilities at Nortel, Inc.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Dated: August 11, 2004	BIOLASE TECHNOLOGY, INC.,
(Registrant)

	By:	/s/ ROBERT GRANT
Robert Grant Chief Operating Officer and Interim Chief Financial Officer (Principal Financial and Accounting Officer)

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